Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                 11/30/2000

Calculation Of Pool Balance
 1 Total "Office" Receivables                            4,445,504,376
 2 Less Ineligible Receivables:
 3 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                         0
 4 NSF 30+                                                    (223,177)
 5 SAU 30+                                                  (8,271,371)
 6 Total Pool Receivables                                4,437,009,828
 7 Discount Factor                                         0.50%
 8 End of month Pool Balance                             4,414,824,779

Total Trust Receivables-Delinquency
 9 NSF 0-30                                                    392,080
10 SAU 0-30                                                 25,270,549
11 Total                                                    25,662,629
12 Trust Receivables                                     4,445,504,376
13 .75 % of Trust Receivables                              0.75%
14 Total                                                    33,341,283
15 Amount in Excess                                                  0

16 NSF 30+                                                     223,177
17 SAU 30+                                                   8,271,371
                                                             8,494,548

Overconcentrations
18 End of month Pool Balance                             4,414,824,779


                                                           Limits          Actual     Excess
19 A/R Receivables                          20%            882,964,956   129,542,948        0

20 Asset Based Receivables                  20%            882,964,956   345,146,894        0

21 Dealer concentration 1999-1 top 15       3%             132,444,743    73,830,572        0

22 Dealer concentration 1999-1 Other        2%              88,296,496    21,607,809        0

23 Manufacturer Concentration               15%            662,223,717   211,271,219        0

24 Product Line Concentration:

25 CE & Appl                                25%          1,103,706,195    23,177,162        0

26 MIS                                      40%          1,765,929,912   557,142,424        0

27 Motorcycle                               25%          1,103,706,195   338,226,775        0

28 Marine                                   25%          1,103,706,195   825,032,131        0

29 Manufacturered Home                      25%          1,103,706,195   452,048,998        0

30 RV                                       25%          1,103,706,195   746,706,486        0

31 Music                                    25%          1,103,706,195   147,106,601        0

32 Industrial Equipment                     25%          1,103,706,195   553,153,688        0

33 A/R                                      25%          1,103,706,195   474,689,842        0

34 Snowmobiles                              25%          1,103,706,195   173,258,324        0

35 Other                                    25%          1,103,706,195   154,961,945        0

36 Delayed Funding Receivables                                           309,418,278

                                        09/30/2000       10/31/2000      11/30/2000   Average
37 Charge Offs to Receivables
   (Annualized)                            0.63%           0.40%           0.52%       0.52%
38 Payment Rate                           34.08%           35.39%          30.63%     33.37%

Net Receivable Rate - Current Month
39 Interest                                8.22%
40 Discount                                1.84%
41 Total                                  10.06%
42 Less Servicing                         -2.00%
43 Remaining                               8.06%